Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121716 on Form S-8, of our report, dated March 4, 2014, relating to the consolidated balance sheet of Tidelands Bancshares, Inc. and subsidiary as of December 31, 2013 and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for the year then ended, which appears in the December 31, 2013 annual report on Form 10-K.

         /s/ Elliott Davis, LLC

Charleston, South Carolina
March 4, 2014

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